UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023 (September 18, 2023)

Molekule Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 18, 2023, Molekule Group Inc. (the “Company”) commenced a plan to reduce the Company’s headcount by approximately 15% (the “Workforce Reduction”). The Workforce Reduction is part of the Company’s cost-reduction efforts intended to reduce operating expenses. The Company expects that it will incur non-recurring costs of approximately $150,000 to $200,000 as a result of this action, principally in severance expenses. The Company expects that the majority of these costs will be incurred in the third quarter of 2023 and the Workforce Reduction, including related cash payments, will be substantially complete by the end of the fiscal year ending December 31, 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Workforce Reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Workforce Reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Ritankar Ronti Pal, the Chief Operating Officer of the Company, resigned from all positions at the Company, effective as of September 19, 2023, due to personal reasons.

Item 8.01 Other Events

The Company filed a registration statement on Form S-1 (File No. 333-274332) with the U.S. Securities and Exchange Commission on September 1, 2023 with respect to a potential rights offering (the “Registration Statement”). The rights offering as described in the Registration Statement was subject to, among other conditions, the Company (i) reaching an agreement with Silicon Valley Bank (“SVB”) to restructure the Company’s indebtedness and (ii) renegotiating or otherwise reaching a settlement with respect to a legacy building lease, each on terms acceptable to the Company. The Company previously disclosed that if it could not achieve the preceding conditions then it would not be able to continue as a going concern without restructuring and reorganization initiatives.

The Company recently concluded its discussions and negotiations with the legacy lease landlord and failed to reach a settlement and agreement acceptable to it and SVB. As a result of such failure, the legacy landlord has communicated that it will be filing a civil complaint against the Company’s subsidiary for breach of the subject lease for damages and will seek to attach the cash operating accounts of the Company. The filing of the landlord’s complaint will constitute a default under the Company’s credit agreement with SVB, which would allow SVB to foreclose on the Company’s assets which constitute collateral securing the credit agreement. Such actions by either the legacy landlord or SVB would prevent the Company from continuing as a going concern.

In light of the foregoing, the board of directors of the Company has authorized the Company’s management to commence preparation of a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Filing”). The Company has engaged bankruptcy counsel and is currently preparing the Bankruptcy Filing. During such preparations the Company will continue to have discussions with SVB in hopes of reaching an agreement with it prior to making the Bankruptcy Filing.

In addition, the Company has determined not to proceed with the rights offering described in the Registration Statement, which has not yet been declared effective. Accordingly, the Company has taken steps to withdraw the Registration Statement as of September 19, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the potential costs and charges related to the Workforce Reduction and the potential filing of a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast” or other similar expressions help identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although Molekule believes that the expectations reflected in the forward-looking statements are reasonable based on information currently available, Molekule cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this Current Report on Form 8-K. The parties undertake no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEKULE GROUP, INC.

Dated: September 19, 2023	By:	/s/ Ryan Tyler
		Name:	Ryan Tyler
		Title:	Chief Financial Officer